Exhibit 10.4

Amendment to License Agreement

between

Deutsches Krebsforschungszentrum

Stiftung des öffentlichen Rechts

Im Neuenheimer Feld 280

D-69120 Heidelberg

(hereinafter referred to as “DKFZ”)

and

Affimed Therapeutics AG

Technologiepark

Im Neuenheimer Feld 582

D-69120 Heidelbergt

(hereinafter referred to as “Affimed”)

(DKFZ and Affimed hereinafter collectively referred to as “Parties” and individually as “Party”)

WHEREAS, the Parties have entered into a license agreement, dated March 5 and March 8, 2001, regarding certain patents of DKFZ (the “License Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the License Agreement regarding royalties.

NOW THEREFORE, the Parties agree as follows:

1.	Definitions

All terms used in this Amendment to the License Agreement (this “Amendment”) shall have the same meaning as in the License Agreement.

2.	Royalties

The first sentence of Sec. 3.2. of the License Agreement shall be replaced by the following sentence:

If Affimed grants a sublicense to third parties, the portion of ***** of each license income shall be paid to DKFZ.

The term for the royalty payment (sec. 3.3. of the License Agreement) shall be extended for a period of two years after the expiration of the patent period of the patents named in the License Agreement. For this additional period the running royalty (sec. 3.1. of the License Agreement. For this additional period the running royalty (sec. 3.1. of the License Agreement) shall be reduced from ***** of Net Sales.

3.	Consideration in Stock

In consideration for the reduction of the royalties set forth above, DKFZ shall receive Series C Stock of Affimed, authorized in connection with the financing round of 2005, in the equivalent amount of EUR 50,000.00, provided that such Series C Stock shall be valued at the price set for such authorized Stock.

4.	Consideration in Cash

As additional consideration for the reduction of the royalties, DKFZ shall receive the sum of EUR 35,000.00 in cash payable by Affimed, provided that payment of such amount shall not be due until successful completion of the 2006/7 financing round and receipt of the first installment payment by participating external investors, however no later than 31.12.2008. DKFZ agrees that the loan shall be subordinated as a loan by interest holders of the company.

5.	License Agreement

Except as explicitly provided herein, all provisions of the License Agreement shall remain in full force and effect.

6.	Effective Date

This Amendment shall enter into force upon the signature of both Parties hereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers.

Heidelberg, June 13, 2006	Heidelberg, June 7, 2006

Affimed Therapeutics AG	Deutsches Krebsforschungszentrum

/s/	/s/ D. Otmar Wiestler
Prof. Dr. D. Otmar Wiestler

/s/ Josef Puchta
Dr. Josef Puchta

2